UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2020
PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 571-313-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, the board of directors (the “Board”) of Perspecta Inc. (the “Company”) appointed Ms. Betty J. Sapp as a director, effective May 1, 2020. Ms. Sapp will serve on the Board until the Company’s 2020 annual meeting of shareholders and until her successor is duly elected and qualified. The Board has affirmatively determined that Ms. Sapp is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Ms. Sapp will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual retainer of $75,000, an annual equity grant valued at $135,000 on the date of grant and any applicable retainers for committee service. Upon joining the Board, Ms. Sapp will receive a pro rata portion of the 2020 annual equity grant and Board and applicable committee retainers.

There are no related party transactions involving Ms. Sapp and the Company. There is no arrangement or understanding between Ms. Sapp and any other person pursuant to which she was selected as a director. In addition, Ms. Sapp has not been employed at the Company or any of its subsidiaries.

Ms. Sapp retired as the 18th director of the National Reconnaissance Office (NRO), a joint Department of Defense-Intelligence Community organization, in June 2019.  Ms. Sapp joined the NRO in 1997 and was named the first woman to serve as director of the NRO in 2012. Ms. Sapp served in a variety of strategic leadership roles at the NRO and within the U.S. government, including deputy under secretary of Defense for Intelligence. Before joining the NRO, Ms. Sapp served in the United States Air Force for 17 years in various acquisition and financial management positions on space and satellite programs. Ms. Sapp currently serves on the board of directors of Ball Corporation and The Charles Stark Draper Laboratory, Inc.

In connection with the appointment of Ms. Sapp to the Board, the Board has increased the size of the Board to 11 directors, effective May 1, 2020.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release issued March 16, 2020 announcing the appointment of Ms. Sapp to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated:	March 16, 2020	By:	/s/ James L. Gallagher
		Name:	James L. Gallagher
		Title:	General Counsel and Secretary